300^+ Series IRA Enrollment Form

To start a 300+ Series IRA for contributions, rollovers or transfers.

Available through AXA Equitable Life Insurance Company

TOLL-FREE VOICE # 1-800-248-2138
FAX # 1-816-502-0175

CORRESPONDENCE
Equitable 300+ Series
PO Box 4875
Syracuse NY 13221

FOR OVERNIGHT & CERTIFIED MAIL
Equitable 300+ Series
100 Madison Street, Syracuse NY 13202

CONTRIBUTIONS
Equitable 300+ Series
P.O. Box 13678
Newark, NJ 07188-3678

1. Information About You

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other: ____________________ ☐ Male ☐ Female

Name: ______________________________ Social Security Number: ______________________

Date of Birth: ______________________ E-mail address: ______________________

Street Address: ____

City: ______________________ State: __________ Zip Code: __________

This is my ☐ Home Address ☐ Business Address State of Residence: ______________________

Mobile Telephone: ( ) ______________________ Business Telephone: ( ) ______________________

Association Affiliation: Name of Association ____

☐ Member ☐ Spouse of Association Member or Employee ☐ Employee of Association Affiliated Practice

2. IRA Type

I am opening up a new 300+ Series IRA to make (check one)

☐ Contributory IRA (regular IRA contributions)
☐ Rollover IRA contributions (Complete the IRA Rollover Form)
☐ Contributory ROTH IRA contributions
☐ Conversion ROTH IRA contributions
☐ Rollover ROTH IRA contributions
☐ SEP-IRA or ☐ SIMPLE IRA contributions (Insert Employer information below)
☐ Beneficiary Continuation Option (BCO)

If you are enrolling in a SIMPLE or SEP IRA, please attach a check made payable to Equitable for the one-time nonrefundable $25 enrollment fee.

______________________________ ______________________________
Name of Employer Employer's TAX ID Number

3. Beneficiary Designation

☐ I hereby agree to the Beneficiary Statement below.

☐ I do not agree to the Beneficiary Statement below and have attached a designation or change of beneficiary form.

If you do not agree to the Beneficiary Statement, but have not filed a designation or change of beneficiary form, or the form is not valid, the Beneficiary Statement below will apply in the event of death.

BENEFICIARY STATEMENT
Unless a beneficiary designation is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary shall be payable to the first surviving class of the following: (1) widow or widower; (2) surviving children; (3) the executors or administrators of the person upon whose death the payment becomes due.

IRA Enrollment 1/20

4. Investment Allocation of Future Contributions

FUND	WHOLE PERCENTAGE
Cash Equivalents:	
EQ/Money Market	________%
Guaranteed Interest Option	________%
Bonds:	
Charter Multi-Sector Bond	________%
EQ/Intermediate Govt. Bond	________%
Asset Allocation:	
EQ/Moderate Allocation	________%
Large Company Stocks:	
EQ/Equity 500 Index	________%
EQ/Large Cap Value Mged. Vol.	________%
EQ/Common Stock Index	________%

FUND	WHOLE PERCENTAGE
Large Company Stocks(Continued):	
EQ/Capital Guardian Research	________%
EQ/Large Cap Growth Mged. Vol.	________%
Multimanager Aggressive Equity	________%
Sector/Specialty Stocks:	
Multimanager Technology	________%
Small/Mid Company Stocks:	
Charter Small Cap Value	________ %
International/GlobalStocks:	
EQ/International Equity Index	________%
EQ/International Value Mged. Vol.	________%
	=100%

6. Authorization

I hereby authorize AXA Equitable Life Insurance Company to issue an IRA Certificate/Contract in accordance with the instructions given above. I have been furnished with a copy of the IRA Prospectus (and any supplement to the IRA Prospectus), and I am familiar with its provisions. I understand the investment objectives of the investment options I have chosen, and have determined that the IRA is a suitable investment based upon my investment needs and financial situation. Further, I understand that any separate account investment fund unit values may increase or decrease and are not guaranteed as to dollar amount (unlike the Guaranteed Interest Option).

Signature ______________________________ Date ______________________________

Instructions for 4 and 5

The percentages in PART IV determine how future contributions (including rollovers) will be invested. If you do not complete PART IV of this form and there is no election on file when a contribution is received, those amounts will be invested in the Money Market. "Future" contributions are those contributions received by us on and after the date we receive this form.

You can change your allocation for future contributions by completing a change of investment allocation form, or by using the website or voice response system. If you are rolling over/transferring assets into this account, you can specify investment instructions for that contribution on the Transfer Form or Rollover Form.

IRA Enrollment 1/20